Exhibit 12

                  Opinion and Consent of Foley & Lardner, LLP





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                                                           FOLEY & LARDNER LLP
                                                           ATTORNEYS AT LAW

                                                           777 EAST WISCONSIN AVENUE, SUITE 3800
                                                           MILWAUKEE, WISCONSIN  53202-5306
                                                           414.271.2400 TEL
                                                           414.297.4900 FAX
                                    October 22, 2004       www.foley.com

                                                           CLIENT/MATTER NUMBER
                                                           060587-0105
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Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
Attn:  General Counsel
101 Munson Street
Greenfield, MA  01301

FMI Mutual Funds, Inc.
225 East Mason Street
Milwaukee, WI  53202

                  Re: Federal Income Tax Consequences of the Transfer of Assets of FMI Sasco Contrarian Value Fund, a series of FMI Mutual Funds, Inc., to Phoenix Mid-Cap Value Fund, a series of Phoenix Equity Trust (formerly Phoenix-Aberdeen Worldwide Opportunities Fund)

Ladies and Gentlemen:

                  As counsel to FMI Mutual Funds, Inc., a Wisconsin corporation (the "FMI Company"), we have been asked to advise you concerning the anticipated federal income tax consequences in connection with the transactions to be carried out under the Agreement and Plan of Reorganization, dated as of September 21, 2004 (the "Agreement"), by and between Phoenix Equity Trust (formerly Phoenix-Aberdeen Worldwide Opportunities Fund), a Delaware statutory trust (the "Trust"), on behalf of Phoenix Mid-Cap Value Fund, a series of the Trust (the "Acquiring Fund"), and the FMI Company, on behalf of the FMI Sasco Contrarian Value Fund, a series of the FMI Company (the "Acquired Fund").

                  The following transactions (referred to collectively herein as the "Transaction") are contemplated under the Agreement: (i) the Acquired Fund will transfer all of its assets to the Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund; and (ii) the Acquired Fund will distribute to its shareholders in complete liquidation thereof the voting shares of the Acquiring Fund that were received as described in clause (i).

                  Except as otherwise provided, all terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Agreement. For purposes of this opinion, the term "Code" means the Internal Revenue Code of 1986, as amended, and all statutory references are to the Code unless otherwise specified.

                  In rendering the opinion contained herein, we have relied on the following representations:

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
BRUSSELS          LOS ANGELES      ORLANDO             SAN FRANCISCO      TAMPA
CHICAGO           MADISON          SACRAMENTO          SILICON VALLEY     TOKYO
DETROIT           MILWAUKEE        SAN DIEGO           TALLAHASSEE        WASHINGTON, D.C.    001.1693899.3
JACKSONVILLE      NEW YORK         SAN DIEGO/DEL MAR                      WEST PALM BEACH
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[logo]FOLEY

Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
FMI Mutual Funds, Inc.
October 22, 2004
Page 2


                  (a) Each of the Trust and the FMI Company is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company.

                  (b) The Acquiring Fund is one of a series of funds of the Trust, and is treated as a separate corporation for federal income tax purposes pursuant to Section 851(g).

                  (c) The Acquired Fund is one of a series of funds of the FMI Company and is treated as a separate corporation for federal income tax purposes pursuant to Section 851(g).

                  (d) On the day before the Transaction, the Trust will (i) contribute $2,000 to the Acquiring Fund to purchase one or more Class A shares and one or more Class C shares of the Acquiring Fund, and (ii) adopt a distribution plan for each class of shares of the Acquiring Fund under Rule 12b-1 of the 1940 Act relating to the sale and promotion of the Acquiring Fund's shares. Except as described above, no other assets will be held by the Acquiring Fund, and no other shares of the Acquiring Fund will be outstanding, at any time prior to the Transaction.

                  (e) The Acquired Fund has elected to be taxed as a regulated investment company ("RIC") under Section 851 for all its taxable periods and has qualified for the special tax treatment afforded RICs under the Code. The Acquiring Fund intends to qualify as a RIC after the Transaction.

                  (f) For valid business reasons, the Acquired Fund and the Acquiring Fund entered into the Agreement.

                  (g) Each shareholder of the Acquired Fund will receive in the Transaction solely voting shares of the Acquiring Fund in exchange for shares of the Acquired Fund. No dissenters' rights or appraisal rights will be available to the shareholders of the Acquired Fund.

                  (h) The fair market value of the voting shares of the Acquiring Fund received by each shareholder of the Acquired Fund will be equal to the fair market value of the shares of the Acquired Fund surrendered in exchange therefor.

                  (i) The Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Transaction. For purposes of this representation, amounts used by the Acquired Fund to pay its transaction expenses, and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of the Acquired Fund's business as an open-end investment company) made by the Acquired Fund immediately before the Transaction will be included as assets of the Acquired Fund held immediately prior to the Transaction.


001.1693899.3

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[logo]FOLEY

Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
FMI Mutual Funds, Inc.
October 22, 2004
Page 3


                  (j) The Acquiring Fund has no plan or intention to reacquire any of its shares issued in the Transaction, except to the extent necessary to comply with its legal obligations to redeem its own shares under Section 22(e) of the 1940 Act.

                  (k) The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Fund acquired in the Transaction, except for dispositions made in the ordinary course of business.

                  (l) Following the Transaction, the Acquiring Fund will use a significant portion of the Acquired Fund's historic business assets in a business (as a series of an open-end investment company) or will continue the historic business of the Acquired Fund (as a series of an open-end investment company).

                  (m) The liabilities of the Acquired Fund assumed by the Acquiring Fund, and any liabilities to which the transferred assets of the Acquired Fund are subject, were incurred by the Acquired Fund in the ordinary course of its business.

                  (n) There is no intercorporate indebtedness existing between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount.

                  (o) The fair market value of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (p) During the five-year period ending on the date of the Transaction, the Acquiring Fund has not owned, directly or indirectly, any shares of the Acquired Fund.

                  (q) The Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

                  (r) Neither the Acquiring Fund nor any person related (within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations) to the Acquiring Fund has any plan or intention to acquire, during the five-year period beginning on the date of the Transaction, with consideration other than shares of the Acquiring Fund, the Acquiring Fund shares furnished in exchange for a proprietary interest in the Acquired Fund in the Transaction, either directly or through any agreement or arrangement with any other person, other than redemptions by the Acquiring Fund in the ordinary course of its business as a series of an open-end investment company pursuant to Section 22(e) of the 1940 Act.

                  (s)  During the five-year period ending on the date of the
         Transaction: (i) neither the Acquiring Fund nor any person related (as defined in Section 1.368-1(e)(3) of the Treasury Regulations) to the Acquiring Fund has acquired the Acquired Fund's shares with consideration other than shares of the Acquiring Fund; (ii) neither the Acquired Fund nor any

001.1693899.3

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[logo]FOLEY

Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
FMI Mutual Funds, Inc.
October 22, 2004
Page 4


         person related (as defined in Section 1.368-1(e)(3) of the Treasury Regulations but without regard to Section 1.368-1(e)(3)(i)(A) of the Treasury Regulations) to the Acquired Fund has acquired shares of the Acquired Fund with consideration other than shares of the Acquiring Fund or shares of the Acquired Fund, except for redemptions by the Acquired Fund in the ordinary course of its business as a series of an open-end investment company pursuant to Section 22(e) of the 1940 Act; and (iii) no distributions have been made with respect to the Acquired Fund's shares (other than ordinary, normal, regular dividend distributions made pursuant to the Acquired Fund's historic dividend paying practice), either directly or through any agreement or arrangement with any other person, except for distributions described in Sections 852 and 4982 as required for the Acquired Fund's tax treatment as a RIC.

                  (t) The aggregate value of the acquisitions, redemptions, and distributions described in paragraphs (r) and (s) above does not exceed 50 percent of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in the Acquired Fund on the date of the Transaction.

                  (u) No cash will be distributed in lieu of fractional shares in the Transaction.

                  (v) The total adjusted basis of the assets of the Acquired Fund transferred to the Acquiring Fund will equal or exceed the sum of the liabilities to be assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (w) At the time of the Transaction, no options, warrants, or rights are outstanding with respect to the shares of the Acquired Fund. No options, warrants, or rights with respect to the shares of the Acquired Fund have been or will be redeemed in connection with the Transaction.

                  (x) The Acquired Fund has not filed an election pursuant to Notice 88-19, 1988-1 C.B. 486, or Section 1.337(d)-5 of the Treasury Regulations, to be subject to rules similar to the rules of Section 1374 with respect to any net built-in gain on any assets acquired from another corporation.

SCOPE OF OPINION

                  The opinion expressed herein is rendered only with respect to the specific matters discussed herein. We express no opinion with respect to any other federal, state, local or foreign income tax or legal aspect of the Transaction, and no inference should be drawn with respect to any matter not expressly opined upon.

                  In connection with the preparation of this opinion, we have examined the registration statement of the Trust on Form N-14, filed on September 21, 2004, with the Securities and Exchange Commission (as amended through the date hereof) with respect to the Transaction (the "Registration

001.1693899.3

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[logo]FOLEY

Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
FMI Mutual Funds, Inc.
October 22, 2004
Page 5


Statement"), the Agreement, and such other documents concerning the Transaction as we have deemed necessary. We have assumed for all purposes that the Transaction will be effected as set forth above and as described in the Agreement and the Registration Statement. We have not made any independent investigation of the representations in connection with the Transaction.

                  Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today's date. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service ("IRS") or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion.

OPINION

                  Based upon the representations as set forth above, and subject to the conditions and limitations included in the portion of this letter entitled SCOPE OF OPINION, we are of the opinion that for federal income tax purposes:

                  (1) The acquisition by the Acquiring Fund of all the assets of the Acquired Fund solely in exchange for the voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, followed by the distribution of the voting shares of the Acquiring Fund by the Acquired Fund, as described above, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. The Acquiring Fund and the Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code. The "continuity of business enterprise" requirement described in Section 1.368-1(d) of the Treasury Regulations will be satisfied.

                  (2) No gain or loss will be recognized by the Acquired Fund upon the transfer of all its assets to the Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, if any, and the subsequent distribution of those shares of the Acquiring Fund to the Acquired Fund's shareholders in liquidation thereof (Sections 361(a), 357(a), 361(c)).

                  (3) The Acquiring Fund will not recognize any gain or loss on the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund's voting shares and its assumption of the Acquired Fund's liabilities, if any (Section 1032(a)).

001.1693899.3

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[logo]FOLEY

Phoenix Equity Trust (formerly Phoenix-
   Aberdeen Worldwide Opportunities Fund)
FMI Mutual Funds, Inc.
October 22, 2004
Page 6


                  (4) The basis of the Acquired Fund's assets in the hands of the Acquiring Fund will be the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the Transaction (Section 362(b)).

                  (5) The Acquiring Fund's holding period for the Acquired Fund's assets acquired in the Transaction will include the period during which the Acquired Fund held such assets (Section 1223(2)).

                  (6) No gain or loss will be recognized by the shareholders of the Acquired Fund upon the liquidation of the Acquired Fund and upon the receipt of voting shares of the Acquiring Fund solely in exchange for their shares in the Acquired Fund (Section 354(a)).

                  (7) The basis of the shares of the Acquiring Fund received by the Acquired Fund's shareholders will be the same as the basis of the Acquired Fund's shares constructively surrendered in exchange therefor (Section 358(a)(1)).

                  (8) The holding period of the Acquiring Fund's shares received by the Acquired Fund's shareholders in the Transaction will include the period during which such shareholders held the shares of the Acquired Fund to be constructively surrendered in exchange therefor, provided that the Acquired Fund's shareholders held the Acquired Fund's shares as a capital asset on the date of the Transaction (Section 1223(1)).

                  The opinion expressed herein is for the exclusive benefit of the Acquired Fund, the Acquiring Fund, and their respective shareholders. No other person shall be entitled to rely on this opinion. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of such Act.


                                                         Very truly yours,

                                                         /s/ Foley & Lardner LLP



                                                         FOLEY & LARDNER LLP


001.1693899.3